UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2014 (May 16, 2014)

TESARO, Inc.

(Exact name of registrant as specified in its charter)

Delaware (state or other jurisdiction of incorporation)	001-35587 (Commission File Number)	27-2249687 (I.R.S. Employer Identification No.)

1000 Winter Street Suite 3300 Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (339) 970-0900

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.07                                           Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of TESARO, Inc. (the “Company”) was held on May 16, 2014 (the “Annual Meeting”).  As of March 19, 2014, the date of record for determining the stockholders entitled to vote on the proposals presented at the Annual Meeting, there were 35,989,948 shares of Company common stock issued and outstanding and entitled to vote at the Annual Meeting.  The holders of 33,168,391 shares of the Company’s issued and outstanding common stock were represented in person or by proxy at the Annual Meeting, constituting a quorum.  The proposals are described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 3, 2014.  The vote results detailed below represent final results as certified by the Inspector of Elections.

Proposal 1

The Company’s stockholders elected the following persons, who were listed in the Company’s proxy statement for the Annual Meeting, to the Company’s Board of Directors to hold office until the next annual meeting of stockholders or until their successors are elected and qualified or until his or her earlier death, resignation or removal:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Leon O. Moulder, Jr.	31,519,947	94,493	1,553,951
Mary Lynne Hedley, Ph.D.	31,576,576	37,864	1,553,951
David M. Mott	31,529,406	85,034	1,553,951
Lawrence M. Alleva	31,538,039	76,401	1,553,951
James O. Armitage, M.D.	31,578,420	36,020	1,553,951
Earl M. (Duke) Collier, Jr.	31,607,611	6,829	1,553,951
Arnold L. Oronsky, Ph.D.	31,199,445	414,995	1,553,951
Beth Seidenberg, M.D.	31,538,084	76,356	1,553,951

Proposal 2

The Company’s stockholders ratified the appointment of Ernst & Young, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.  The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
33,012,937	155,354	100	—

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TESARO, Inc.

	By:	/s/ Edward C. English
Edward C. English
Vice President of Finance and Administration
Dated: May 19, 2014

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